Exhibit 1.1

LEASE

BY AND BETWEEN

BULFINCH SQUARE LIMITED PARTNERSHIP
LANDLORD

AND

LEAP THERAPEUTICS, INC.
TENANT

2

LEASE

43-47 Thorndike Street
Cambridge, Massachusetts

Article 1

Reference Data

1.1          Introduction and Subjects Referred To.

This is a lease (this “Lease”) entered into by and between BULFINCH SQUARE LIMITED PARTNERSHIP, a Massachusetts limited partnership (“Landlord”) and LEAP THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

Each reference in this Lease to any of the following terms or phrases shall be construed to incorporate the corresponding definition stated in this Section 1.1.

Date of this Lease:	November 13, 2018

Building and Property:

That building having an address of 47 Thorndike Street, Cambridge, Massachusetts (the “Building”) located within the building complex known as the Bulfinch Courthouse Complex which consists of the Bulfinch Building (47 Thorndike Street) and the Clerk of Courts Addition (43 Thorndike Street) in the City of Cambridge, Massachusetts bounded by Second, Thorndike, Third and Otis Streets. The Bulfinch Courthouse Complex and the land parcels on which it is located and the sidewalks adjacent thereto are hereinafter collectively referred to as the “Property”.

Premises:	A portion of the first floor of the Building designated as Suite B1-1, substantially as shown on Exhibit A hereto.

Premises Rentable Area:	7,667 square feet.

Original Term:	Three (3) years, commencing on the Commencement Date and expiring on April 30, 2022.

Commencement Date:	May 1, 2019

Annual Fixed Rent:
	Period	Rate	Annual	Monthly
		(per s.f. of
		Premises
		Rentable Area
		per annum)
	May 1, 2019 – April 30, 2020	$55.00	$421,685.00	$35,140.42
	May 1, 2020 – April 30, 2021	$56.00	$429,352.00	$35,779.33
	May 1, 2021 – April 30, 2022	$57.00	$437,019.00	$36,418.25

Base Taxes:	The Taxes (as defined in Subsection 4.2.1) for the fiscal year ending June 30, 2019, as the same may be reduced by the amount of any abatement.

Base Operating Costs:	The Operating Costs (as defined in Subsection 4.2.2) for the calendar year ending December 31, 2018.

Tenant’s Percentage:	Ten and 01/100 percent (10.01%), being the ratio of Premises Rentable Area to the rentable area of the Property (76,595 square feet as of the Date of this Lease).

Permitted Uses:	General office uses, subject to the provisions of Subsection 6.1.2.

Security Deposit:	$24,119.40.

Commercial General Liability Insurance Limits:

$5,000,000 per occurrence (combined single limit) for property damage, bodily and personal injury and death, which may be provided by a combination of $1,000,000 primary coverage and $1,000,000 umbrella or excess liability coverage.

Original Address of Landlord:	c/o Kenneth Krozy, CPA Krozy & Company, Inc. P.O. Box 4246 Andover, MA 01810

Landlord’s Agent:

IRB/Commercial Real Estate and Property Management
Two Brattle Square
Cambridge, MA 02138
Attn: Christine Strout, General Manager

or such other entity as shall be designated by Landlord from time to time.

1.2          Exhibits.

The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

EXHIBIT A. Plan showing the Premises.

EXHIBIT B. Rules and Regulations.

Article 2

Premises and Term

2.1          Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding exterior faces of exterior walls, the common lobbies, hallways, stairways, stairwells, elevator shafts and other common areas, and the escalators, elevators, pipes, ducts, conduits, wires and appurtenant fixtures and other common facilities serving the common areas or the Premises together with other portions of the Property.

Tenant shall have, as appurtenant to the Premises, rights to use, in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice, the common areas and facilities of the Property intended for use by tenants of the Property.

If Tenant shall elect to extend the term pursuant to Section 2.3, then if Landlord so requests, Tenant shall vacate the Premises and relinquish its rights with respect to the same provided that Landlord shall provide to Tenant substitute space in the Building, such space to be reasonably comparable in size, layout and finish to the Premises, and further provided that Landlord shall, at its sole cost and expense, move Tenant and its equipment, furniture and other removable personal property from the Premises to such new space in such manner as will minimize, to the greatest extent practicable, interference with the business or operations of Tenant. If Landlord elects to relocate Tenant pursuant to this paragraph, Landlord shall also reimburse Tenant for the documented, reasonable third-party costs necessarily incurred by Tenant by reason of such relocation, such as, by way of illustration only, replacing existing stocks of Tenant’s stationery to reflect the new location of the Premises. Any such substitute space shall, from and after the date such space is so provided, be treated as the Premises demised under this Lease, and shall be occupied by Tenant under the same terms, provisions and conditions as are set forth in this Lease, provided, however, that the Annual Fixed Rent and Tenant’s Percentage shall not be increased due to any such relocation, notwithstanding any increase in the Premises Rentable Area resulting from such relocation. Any request by Landlord pursuant to this paragraph (the “Relocation Request”) shall be included in Landlord’s Notice given pursuant to Section 2.3 and shall identify the proposed substitute space. The date on which Tenant shall be required to relocate shall be the first day of the Extended Term or as soon thereafter as Landlord is able to put the substitute space in the condition required hereby and to move Tenant and its equipment, furniture and other removable personal property from the Premises to such substitute space.

2.2          Term. The term of this Lease shall be for a period beginning on the Commencement Date and continuing for the Original Term and any extension thereof in accordance with the provision of this Lease, unless sooner terminated as hereinafter provided. The Original Term and any extension thereof in accordance with the provisions of this Lease is hereinafter referred to as the “term” of this Lease.

2.3          Extension Option. So long as this Lease is still in full force and effect, and subject to the Conditions (as hereinafter defined), which Landlord may waive, in its discretion, at any time, but only by notice to Tenant, Tenant shall have the right to extend the term of this Lease for one (1) additional period (the “Extended Term”) of three (3) years, commencing on the day succeeding the expiration of the Original Term and ending on the day immediately preceding the third anniversary of the commencement of the Extended Term. All of the terms, covenants and provisions of this Lease applicable immediately prior to the expiration of the then Original Term shall apply to the Extended Term except that (i) the Annual Fixed Rent for the Extended Term shall be the Market Rate (as hereinafter defined) for the Premises determined as of the commencement of such Extended Term, as designated by Landlord by notice to Tenant (“Landlord’s Notice”), but subject to Tenant’s right to dispute as hereinafter provided, Tenant shall have no further right to extend the term of this Lease beyond the Extended Term. If Tenant shall elect to exercise the aforesaid option, it shall do so by giving Landlord notice of its election (the “Election Notice”) not sooner than one (1) year, nor later than eight (8) months, prior to the expiration of the Original Term. If Tenant fails to give such Election Notice to Landlord, the term of this Lease shall automatically terminate no later than the end of the Original Term, and Tenant shall have no further option to extend the term of this Lease, it being agreed that time is of the essence with respect to the giving of such Election Notice. If Tenant shall extend the term hereof pursuant to the provisions of this Section 2.3, such extension shall (subject to satisfaction of the Conditions, unless waived by Landlord) be automatically effected without the execution of any additional documents, but Tenant shall, at Landlord’s request, execute an agreement confirming the Annual Fixed Rent for the Extended Term. The “Conditions” are that, as of the date of the Election Notice there shall exist no Default of Tenant and the named Tenant as set forth in Section 1.1 (or any successor by Merger, or any Affiliate as defined in Section 6.2.1) shall actually occupy the entire Premises.

Notwithstanding any provision of this Section 2.3 to the contrary, if Landlord’s Notice shall contain the Relocation Request, then Tenant may withdraw and cancel its Election Notice by notice given to Landlord not later than twenty (20) days after Landlord’s Notice (time being of the essence), in which case Tenant’s Election Notice shall be null, void and of no effect and the term of this Lease shall expire not later than the expiration of the Original Term as if the Election Notice had never been given. If Tenant shall not withdraw the Election Notice timely, then Landlord may relocate Tenant in accordance with the Relocation Request and Section 2.1, and in such case, all references in this Section 2.3 to the “Premises” shall be deemed to refer to the substitute space identified in the Relocation Request.

“Market Rate” shall mean the then fair market annual rent for the Premises for the Extended Term (determined as set forth below). Landlord shall give Tenant Landlord’s Notice within thirty (30) days after Landlord’s receipt of the Election Notice if so requested by Tenant in the Election Notice. If Tenant disagrees with Landlord’s designation of the Market Rate, then Tenant shall give notice thereof to Landlord within twenty (20) days after Landlord’s Notice (failure to provide such notice of disagreement within such 20-day period constituting acceptance by Tennant of Market Rate as set forth in Landlord’s Notice); and if the parties cannot agree upon the Market Rate by the date that is thirty (30) days following Landlord’s Notice, then either (i) Tenant shall withdraw and cancel its Election Notice by notice given to Landlord not later than five (5) Business Days after the expiration of such thirty (30) day period (time being of the essence), in which case the Election Notice shall be null, void and of no effect and the term of this Lease shall expire not later than the ten current term as if the Election Notice had never been given, or (ii) if Tenant shall not have withdrawn its Election Notice timely, the Market Rate shall be submitted to appraisal as follows:  Within fifteen (15) days after the expiration of such thirty (30) day period, Landlord and Tenant shall each give notice to the other specifying the name and address of the appraiser each has chosen. The two appraisers so chosen shall meet within ten (10) days after the second appraiser is appointed and if, within twenty (20) days after the second appraiser is appointed, the two appraisers shall not agree upon a determination of the Market Rate in accordance with the following provisions of this Section 2.3 they shall together appoint a third appraiser. If only one appraiser shall be chosen whose name and address shall have been given to the other party within such fifteen (15) day period and who shall have the qualifications hereinafter set forth, that sole appraiser shall render the decision which would otherwise have been made as hereinabove provided.

If said two appraisers cannot agree upon the appointment of a third appraiser within ten (10) days after the expiration of such twenty (20) day period, then either party, on behalf of both and on notice to the other, may request such appointment by the then President of the Real Estate Board (or any similar or successor organization) for the greater Boston area in accordance with its then prevailing rules. If said President shall fail to appoint said third appraiser within ten (10) days after such request is made, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules. In the event that all three appraisers cannot agree upon such Market Rate within ten (10) days after the third appraiser shall have been selected, then each appraiser shall submit his or her designation of such Market Rate to the other two appraisers in writing; and Market Rate shall be determined by calculating the average of the two numerically closest (or, if the values are equidistant, all three) values so determined.

Each of the appraisers selected as herein provided shall have at least ten (10) years experience as a commercial real estate broker in the Cambridge, Massachusetts market dealing with properties of the same type and quality as the Building. Each party shall pay the fees and expenses of the appraiser it has selected and the fees of its own counsel. Each party shall pay one half (1/2) of the fees and expenses of the third appraiser (or the sole appraiser, if applicable) and all other expenses of the appraisal. The decision and award of the appraiser(s) shall be in writing and shall be final and conclusive on all parties, and counterpart copies thereof shall be delivered to both Landlord and Tenant. Judgment upon the award of the appraiser(s) may be entered in any court of competent jurisdiction.

The appraiser(s) shall determine the Market Rate of the Premises for the Extended Term and render a decision and award as to their determination to both Landlord and Tenant (a) within twenty (20) days after the appointment of the second appraiser, (b) within twenty (20) days after the appointment of the third appraiser or (c) within fifteen (15) days after the appointment of the sole appraiser, as the case may be. In rendering such decision and award, the appraiser(s) shall assume (i) that neither Landlord nor the prospective tenant is under a compulsion to rent and that Landlord and Tenant are typically motivated, well-informed and well-advised, and each is acting in what it considers its own best interest, (ii) the Premises are fit for immediate occupancy and use “as is”, and (iii) that in the event the Premises have been destroyed or damaged by fire or other casualty prior to the commencement of the Extended Term, they have been fully restored. The appraisers shall also take into consideration the rents contained in leases for comparable space in the Building or in comparable buildings in the same Cambridge, Massachusetts market as the Building, for comparable periods of time, any material economic differences between the terms of this Lease and any comparison lease and other factors normally taken into account in determining far market rental rates.

If the dispute between the parties as to the Market Rate has not been resolved before the commencement of Tenant’s obligation to pay the Annual Fixed Rent based upon determination of such Market Rate, then Tenant shall pay the Annual Fixed Rent under the Lease based upon the Market Rate designated by Landlord in Landlord’s Notice until either the agreement of the parties as to the Market Rate, or the decision of the appraiser(s), as the case may be, at which time Tenant shall pay any underpayment of the Annual Fixed Rent to Landlord, or Landlord shall refund any overpayment of the Annual Fixed Rent to Tenant.

Landlord and Tenant hereby waive the right to an evidentiary hearing before the appraiser(s) and agree that the appraisal shall not be an arbitration nor be subject to state or federal law relating to arbitrations.

2.4          Measurement of the Premises. Landlord and Tenant agree that the Premises Rentable Area identified in Section 1.1 is an estimate only and that, although the Annual Fixed Rent has been determined by reference to such square footage (regardless of the possibility that the actual measurement of the Premises may be more or less than the number identified, irrespective of measurement method used), Annual Fixed Rent and Tenant’s Percentage shall not be changed except as expressly provided in this Lease.

Article 3

Commencement Date and Condition

3.1                               Commencement Date. The Commencement Date shall be May 1, 2019.

3.2                               Condition of the Premises. Tenant acknowledges that it has been an occupant of the Premises prior to the Date of this Lease, is fully familiar with, and hereby accepts the Premises in “as is” condition. Tenant acknowledges that it has used and inspected the common areas of the Building and the Property and is not relying on any representation or warranty of Landlord or Landlord’s agents or employees as to the condition of the Premises or the Building or the Property.

Notwithstanding the foregoing, Landlord shall, according to a schedule reasonably determined by Landlord following consultation with Tenant, install a new common area toilet on the first floor of the Building.

Article 4

Rent, Additional Rent, Insurance and Other Charges

4.1                               The Annual Fixed Rent. Tenant agrees to pay to Landlord’s Agent, or as otherwise directed in writing by Landlord, commencing on the Commencement Date, without offset, abatement (except as provided in Article 7), deduction or demand, the Annual Fixed Rent. Annual Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the term of this Lease, at the Original Address of Landlord, or at such other place as Landlord shall from time to time designate by notice, by one or more checks drawn on a domestic bank.

4.2                               Additional Rent. Tenant covenants and agrees to pay Tenant’s Percentage of increases in Taxes and Operating Costs as provided in Sections 4.2.1 and 4.2.2, and all other charges and amounts payable by or due from Tenant to Landlord (all such amounts referred to in this sentence being “Additional Rent”).

4.2.1                     Real Estate Taxes. If Taxes (as hereinafter defined) assessed against the Property (or estimated to be due by governmental authority) for any fiscal tax period (a “Tax Year”) during the term of this Lease shall exceed Base Taxes, whether due to increase in rate or reassessment of the Property, or both, Tenant shall reimburse Landlord therefor, as Additional Rent, in an amount equal to Tenant’s Percentage of any such excess (the “Tax Excess”).

Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of the Tax Excess, such monthly amounts to be sufficient to provide Landlord by the time Tax payments are due or are to be made by Landlord a sum equal to the Tax Excess, as reasonably estimated by Landlord from time to time on account of

Taxes for the then current Tax Year. Within a reasonable time after the end of each Tax Year, Landlord shall give Tenant a written statement of the amount of the Taxes for such Tax year and the Tax Excess (if any) for such Tax Year. If the total of such monthly remittances for any Tax Year as shown by such year-end statement is greater than the Tax Excess for such Tax Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Taxes (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligations to Landlord); if the total of such remittances is less than the Tax Excess for such Tax Year, Tenant shall pay the difference to Landlord within ten (10) days after being so notified by Landlord.

If, after Tenant shall have made all payments due to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without either party having any obligation to undertake any such proceedings), Landlord shall pay or credit to Tenant Tenant’s Percentage of that percentage of the refund (after first deducting any expenses, including attorneys’, consultants’ and appraisers’ fees, incurred in connection with obtaining any such refund) which equals the percentage of the applicable Tax Year included in the term hereof, provided however, in no event shall Tenant be entitled to receive more than the sum of payments actually made by Tenant on account of Taxes with respect to such Tax Year or to receive any payment if Taxes for any Tax Year are less than Base Taxes.

In the event that the Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, or should Tenant’s Percentage be modified during any Tax Year due to a change in the rentable area of the Building and/or the Premises or otherwise, as the case may be, then the amount of Tax Excess which may be otherwise payable by Tenant as provided in this subsection 4.2.1 shall be prorated on a daily basis based on a 360 day Tax Year.

“Taxes” shall mean all taxes, assessments, excises and other charges and impositions which are general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature which are levied, assessed or imposed by any governmental authority upon or against or with respect to the Property, Landlord or the owner or lessee of personal property used by or on behalf of Landlord in connection with the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If at any time any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents from the Property shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, income (except to the extent that a tax on income or revenue is levied solely on rental revenues and not on other types of income and then only from rental revenue generated by the Property) or excess profits taxes assessed on Landlord, nor shall Taxes include any penalties or fees for Landlord’s impermissible late payment of any Taxes. Taxes also shall include all court costs, attorneys’, consultants’ and accountants’ fees, and other expenses incurred by Landlord in analyzing and contesting Taxes through and including all appeals.

Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

4.2.2                     Operating Costs. If, during the term hereof, Operating Costs (as hereinafter defined) paid or incurred by Landlord in any twelve-month period established by Landlord (an “Operating Year”) shall exceed Base Operating Costs, Tenant shall reimburse Landlord for the Tenant’s Percentage of any such excess (such amount being hereinafter referred to as the “Operating Cost Excess”). Except as otherwise provided in the immediately following paragraph Tenant shall pay the Operating Cost Excess to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement thereof, prepared, allocated and computed in accordance with then prevailing customs and practices of the real estate industry in the greater Boston area, consistently applied.

At the election of Landlord, Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of Operating Cost Excess, such monthly amounts to be sufficient to provide to Landlord, by the end of each Operating Year, a sum equal to the Operating Cost Excess for such Operating Year, as estimated by Landlord from time to time during such Operating Year. If, at the expiration of each Operating Year in respect of which monthly installments of Operating Cost Excess shall have been made as aforesaid, the total of such monthly remittances is greater than the Operating Cost Excess for such Operating Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Operating Costs (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligation to Landlord); if the total of such remittances is less than the Operating Cost Excess for such Operating Year, Tenant shall pay the difference to Landlord within ten (10) days after being so notified by Landlord. In no event shall Tenant be entitled to receive any reimbursement or credit if Operating Costs for any Operating Year are less than Base Operating Costs.

In the event that the Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Operating Year or Tenant’s Percentage shall be modified during any Operating Year due to a change in the rentable area of the Building and/or the Premises or otherwise, as the case may be, then the amount of Operating Cost Excess which may be payable by Tenant as provided in this subsection 4.2.2 shall be pro-rated on a daily basis based on a 360 day Operating Year.

“Operating Costs” shall be all costs and expenses paid or incurred for the operation, cleaning, management, maintenance, insurance, repair, replacement, decoration, upkeep, protection and security of the Property or any part or component thereof.

If, during the term of this Lease, Landlord shall make any capital expenditure, the total cost thereof shall not be included in Operating Costs for the Operating Year in which it was made, except that Landlord may include in Operating Costs for the Operating Year in which such expenditure was made and in Operating Costs for each succeeding Operating Year an annual charge off of such capital expenditure, provided such expenditure is (i) made to comply with any law, rule, regulation, order or ordinance with which the Property complied, or was not required to comply, prior to the Commencement Date, or with any amendment or change in interpretation of any such law, rule, regulation, order or ordinance after the Commencement Date, or (ii) designed to reduce Operating Costs over time. Annual charge-offs shall be equal to the level payments of principal and interest necessary to amortize the original capital expenditure over the useful life of the improvement, repair, alteration or replacement made with the capital expenditure using an interest rate reasonably determined by Landlord as being the interest rate being charged at the time of the original capital expenditure for long-term mortgages by institutional lenders on like properties within the greater Boston metropolitan area, as determined reasonably by Landlord, provided, however, that with respect to expenditures designed to reduce Operating Costs, the annual charge-off may be equal to the yearly cost savings achieved.

Notwithstanding the foregoing, Operating Costs shall not include any of the following:

(a)                                 Cost of repairs, restoration or other work occasioned by fire, windstorm, or any other casualty or by the exercise of the right of eminent domain, or voluntary conveyances made in lieu of condemnation.

(b)                                 Leasing commissions, attorney’s fees, costs and disbursements and any other expenses incurred in connection with marketing, negotiating and leasing space at the Building and/or in connection with negotiation, collection or resolution of disputes with current or prospective tenants or other occupants of the Building.

(c)                                  Construction allowances, free rent and any other cash or non-cash concessions, allowances or inducements granted to other tenants or occupants (including “takeover expenses” undertaken with respect to space in other properties), and all costs of renovating or otherwise improving, furbishing, decorating, painting and making rentable areas ready for other tenants or occupants of the Building.

(d)                                 Costs of utilities and services for which Landlord is entitled to separate reimbursement from tenants other than through an operating cost recovery provision.

(e)                                  Costs of electricity provided to the premises of any other tenant or occupant.

(f)                                   Costs incurred in connection with services that are provided to other tenants or occupants, or to vacant space, but are not provided to Tenant without separate additional charge.

(g)                                  Costs (for materials, labor or other services) which Tenant has reimbursed to Landlord separately or paid directly to third persons.

(h)                                 Interest, principal payments and any other charges, costs or expenses or debt, amortization payments on any loan, mortgage or other financing arrangement, and rent or other amounts payable under any ground, master or other underlying lease or leases.

(i)                                     Non-cash items such as depreciation and amortization except for the annual charge off of the cost of capital expenditures as provided above.

(j)                                    Contributions to operating, capital, maintenance and other reserves of any kind.

(k)                                 Insurance deductibles.

(l)                                     Costs, penalties, fines and any other expenses incurred as a result of Landlord or any tenant or other occupant (an “Other Person”) having violated or failed to comply with the terms, conditions or other requirements of any lease or any applicable laws.

(m)                             Costs and expenses necessitated by the negligence or willful misconduct of any Other Person, its employees, contractors or agents.

(n)                                 Costs for removing, abating or otherwise remediating any hazardous materials, including but not limited to asbestos, radon, chlorofluorocarbons and any other hazardous substances which Landlord is obligated to remove in order to comply with applicable Environmental Laws.

(o)                                 Amounts paid to Landlord, or its subsidiaries or affiliates, for materials or services furnished by them in connection with the operation of the Building, but only to the extent that such amounts exceed competitive market rates for similar materials or services.

(p)                                 Landlord’s general corporate overhead and general administrative costs and expenses (as distinguished from costs incurred in the operation of the Property), including compensation paid to officers or executives of Landlord above the level of property manager.

(q)                                 Property management fees or other charges for management services in excess of $50,000.00 per year.

(r)                                    Advertising and promotional expenditures, travel and entertainment expenses, registration and convention fees.

(s)                                   Costs incurred in connection with the sale or other transfer of the Building.

(t)                                    Costs incurred by Landlord in connection with the Overlease, as defined in Section 9.1 of this Lease, unrelated to the operation of the Property.

In addition, if during any portion of any Operating Year for which Operating Costs are being computed, less than ninety-five percent (95%) of the rentable area of the Building was leased to tenants or if Landlord is supplying less than ninety-five percent (95%) of the rentable area of the Building with the services and utilities being supplied hereunder, Landlord may, at its option, reasonably project, on an item-by-item basis, the Operating Costs that would have been incurred if ninety-five percent (95%) of the Building were occupied for such Operating Year and such services and utilities were being supplied to ninety-five percent (95%) of the rentable area of the Building, and such projected amount shall, for the purposes hereof, be deemed to be the Operating Costs for such Operating Year. For purposes of the “gross up”

provision contained in this paragraph, Landlord shall only increase Operating Costs which by their nature vary based on the occupancy of the Building. Landlord will not increase those Operating Costs which by their nature are fixed independently of the level of occupancy of the Building.

Provided Tenant shall have paid all amounts invoiced by Landlord on account of Operating Costs for the applicable Operating Year, Landlord shall permit Tenant, at Tenant’s sole cost and expense except as hereinafter provided, to review any of Landlord’s invoices and statements relating to Operating Costs for such Operating Year, at the place where such invoices and statements are customarily maintained by Landlord, provided such review is requested by notice given to Landlord (the “Review Notice”) within one hundred and twenty (120) days after Tenant’s receipt of Landlord’s year-end statement of Operating Costs for the applicable Operating Year (the “Final Statement”) and thereafter undertaken by Tenant or its accountants (provided such accountants are compensated on an hourly or lump-sum basis and not on a contingency fee basis) with due diligence. If Tenant objects to Landlord’s accounting of any Operating Costs, Tenant shall, not later than the later to occur of (i) the last day on which Tenant may give a Review Notice, or (ii) thirty (30) days after Landlord makes its invoices and statements available to Tenant if Tenant has given Landlord a Review Notice timely, give Landlord a notice (the “Dispute Notice”) that Tenant disputes the correctness of such accounting, specifying the particular items which Tenant claims are incorrect. If Tenant shall not give a Dispute Notice timely, then Tenant shall be deemed to have waived any and all objections to such Final Statement. If any such dispute has not been settled by agreement within two (2) months thereafter, either party may submit the dispute to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding on Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction.

If it should be agreed or decided that Operating Costs were overstated by five percent (5%) or more, then Landlord shall promptly reimburse Tenant for the reasonable costs incurred by Tenant in reviewing Landlord’s invoices and statements, Tenant’s reasonable arbitration costs, plus any excess amount paid by Tenant on account of overstated Operating Costs with interest at the Default Rate. If it should be agreed or decided that Operating Costs were not overstated at all, then Tenant shall, as Additional Rent, promptly reimburse Landlord for its costs incurred in the arbitration and in preparing for Tenant’s review of invoices and statements, and if it should be agreed or decided that Operating Costs shall have been understated or Tenant shall not have paid Tenant’s Operating Cost Excess in full, Tenant shall, as Additional Rent, promptly pay any deficiency. In the event of an overstatement which is less than five percent (5%), Landlord shall reimburse Tenant for the excess amount paid by Tenant on account of overstated Operating Costs without interest and each party shall be responsible for its own costs incurred in connection with such dispute. Tenant shall keep confidential all agreements involving the rights provided in this section and the results of any audits or arbitration conducted hereunder. Notwithstanding the foregoing, Tenant shall be permitted to furnish the foregoing information to its attorneys and accountants to the extent necessary to perform their respective service for Tenant.

4.3                               Personal Property and Sales Taxes. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant and all taxes on the sales of services or inventory, merchandise and any other goods by Tenant in or upon the Premises.

4.4                               Insurance.

4.4.1                     Insurance Policies. Tenant shall, at its expense, take out and maintain, throughout the term of this Lease, the following insurance:

4.4.1.1                              Commercial general liability insurance (on an occurrence basis, including without limitation, broad form contractual liability, bodily injury, property damage, fire legal liability) under which Tenant is named as an insured and Landlord and Landlord’s Agent (and the holder of any mortgage on the Premises or Property, as set out in a notice from time to time) are included (on a 1993 ISO CGL Form or its equivalent) as additional insureds as their interests may appear, in an amount which shall, at the beginning of the term, be at least equal to the Commercial General Liability Insurance Limits, and, which, from time to time during the term, shall be for such higher limits, if any, as Landlord shall determine to be customarily carried in the area in which the Premises are located at property comparable to the Premises and used for similar purposes;

4.4.1.2                              Worker’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises; and

4.4.1.3                              So-called “special form” property insurance on a “replacement cost” basis with an agreed value endorsement covering all furniture, furnishings, fixtures and equipment and other personal property brought to the Premises by Tenant or any party claiming under Tenant and all improvements and betterments to the Premises performed at Tenant’s expense; and

4.4.1.4                              So-called “business income and extra expense” insurance covering twelve months loss of extra expense.

4.4.2                     Requirements. All such policies shall contain deductibles not in excess of that reasonably approved by Landlord, shall contain a clause confirming that such policy and the coverage evidenced thereby shall be primary with respect to any insurance policies carried by Landlord and shall be obtained from responsible companies qualified to do business and in good standing in the state or district in which the Property is located, which companies shall have a general policy holder’s rating in Best’s of at least A- X or otherwise be acceptable to Landlord. A copy of each paid-up policy evidencing such insurance (appropriately authenticated by the insurer) or a certificate (on ACORD Form 28 or its equivalent) of the insurer providing the coverage required by this Section and containing provisions specified herein, shall be delivered to Landlord prior to the commencement of the term of this Lease and, upon renewals, not less than thirty (30) days prior to the expiration of such coverage. Each such policy shall be non-cancelable and not materially changed with respect to the interest of Landlord and such mortgagees of the Property (and others that are in privity of estate with Landlord of which Landlord provides notice to Tenant from time to time) without at least thirty (30) days’ prior written notice thereto. Any insurance required of Tenant under this Lease may be furnished by Tenant under a blanket policy carried by it provided that such blanket policy shall reference the Premises, and shall guarantee a minimum limit available for the Premises equal to the insurance amounts required in this Lease.

4.4.3                     Waiver of Subrogation. Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each property damage insurance policy obtained by it and covering the Building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation and permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises by, through or under Tenant. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission from such insurance companies.

Subject to the foregoing provisions of this Subsection 4.4.3, and insofar as may be permitted by the terms of the property insurance policies carried by it, each party hereby releases the other with respect to any claim which it might otherwise have against the other party for any loss or damage to its property to the extent such damage is actually covered or would have been covered by policies of property insurance required by this Lease to be carried by the respective parties hereunder. In addition, Tenant agrees to exhaust any and all claims against its insurer(s) prior to commencing an action against Landlord for any loss covered by insurance required to be carried by Tenant hereunder.

4.5                               Utilities. Tenant shall during the term pay all electricity charges allocable to the Premises and all charges for telephone and other utilities or services not supplied by Landlord pursuant to Subsections 5.1.1 and 5.1.2, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all utilities and services and that Landlord shall be under no obligation to furnish any utilities to the Premises.

Tenant acknowledges that Annual Fixed Rent does not include the cost of supplying electricity to the Premises (including the electricity required to operate the heat pumps serving the Premises). The Premises are separately metered for electricity usage and Tenant shall contract directly with the utility company for a supply of electricity to the Premises and shall pay all bills for such electricity to the utility company furnishing the same when due.

4.6                               Late Payment of Rent. If any installment of Annual Fixed Rent or Additional Rent is not paid on or before the date the same is due, it shall bear interest (as Additional Rent) from the date due until the date paid at the Default Rate (as defined in Section 8.4).  In addition, if any installment of Annual Fixed Rent or Additional Rent is unpaid for more than five (5) days after the date due, Tenant shall pay to Landlord a late charge equal to the greater of One Hundred Dollars ($100) or five percent (5%) of the delinquent amount. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing and administration of each delinquent payment by Tenant, but the payment of such late charges shall not excuse or cure any default by Tenant under this Lease. Absent specific provision to the contrary, all Additional Rent shall be due and payable in full thirty (30) days after demand by Landlord.

4.7                               Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. Tenant shall cause the Security Deposit to be maintained throughout the term in the amount set forth in Section 1.1.

If the Annual Fixed Rent or Additional Rent payable hereunder shall be overdue and unpaid or should Landlord make any payment on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Annual Fixed Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such breach by Tenant, provided that Landlord shall not appropriate and apply the Security Deposit on account of any breach of this Lease by Tenant unless Tenant’s breach of this Lease shall have ripened into a Default of Tenant (i.e. after any applicable notice and expiration of any applicable cure period); and Tenant shall forthwith upon demand restore the Security Deposit to the amount stated in Section 1.1 upon written demand by Landlord, and until Tenant shall have so restored the Security Deposit to the amount required by Section 1.1, Tenant shall be deemed to be in default in the payment of Additional Rent for purposes of Section 8.1(a)(I) hereof. So long as Tenant shall not be in default of its obligations under this Lease, Landlord shall return the Security Deposit, or so much thereof as shall have not theretofore been applied in accordance with the terms of this Section 4.7, to Tenant promptly following the expiration or earlier termination of the term of this Lease and the surrender of possession of the Premises by Tenant to Landlord in accordance with the terms of this Lease. While Landlord holds the Security Deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. If Landlord conveys Landlord’s interest under this Lease, the Security Deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord’s grantee, and Tenant shall look solely to such grantee for proper application of the Security Deposit in accordance with the terms of this Section 4.7 and the return thereof in accordance herewith. The holder of a mortgage on the Property shall not be responsible to Tenant for the return or application of the Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless such holder actually receives the Security Deposit.

Article 5

Landlord’s Covenants

5.1                               Affirmative Covenants. Landlord shall, during the term of this Lease provide the following:

5.1.1                     Heat and Air-Conditioning. Landlord shall provide tempered water for the operation of the heat pumps in the Premises sufficient to maintain the Premises at comfortable temperatures for general office use, subject to all federal, state and municipal regulations, during Normal Building Operating Hours (as defined in the Rules and Regulations) and subject to compliance by Tenant with the following and the provisions of Section 6.2.4 (reserving the right, at any time, to change energy or heat sources). In addition, Landlord shall provide reasonable heat, ventilation and air-conditioning (“HVAC”) to the common areas of the Property. If Tenant shall require heat or air-conditioning at times other than Normal Building Operating Hours, Landlord may furnish tempered water to operate Tenant’s heat pumps at such times and Tenant shall pay therefor such charges as may from time to time be in effect. If the temperature otherwise maintained in any portion of the Premises is adversely affected as a result of (i) the type or quantity of any lights, machines or equipment used by Tenant in the Premises, (ii) the occupancy of any portion of the Premises by more than one person per two hundred (200) square feet of rentable area, (iii) an electrical load for lighting or power in excess of the limits specified in Section 6.2.4, or (iv) any partitioning or other improvements installed by Tenant, then at Tenant’s sole but reasonable cost, Landlord may install any equipment, or modify any existing equipment Landlord deems necessary to restore the temperature balance. Tenant agrees to keep closed, when necessary, blinds or other window treatments which, because of the sun’s position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heat pumps and Building HVAC system.

5.1.2                     Cleaning; Water. Landlord shall provide cleaning, maintenance and landscaping to the common areas of the Building and Property (including snow removal to the extent necessary to maintain reasonable access to the Building) in accordance with standards generally prevailing throughout the term hereof in comparable office buildings in Cambridge, Massachusetts; furnish water for ordinary drinking, lavatory and toilet facilities (as opposed to special laboratory or other uses in excess of general office uses) and cause the Premises to be cleaned on Business Days (as defined in the Rules and Regulations) in accordance with standards of comparable office buildings in Cambridge, Massachusetts. Tenant shall pay to Landlord upon invoice the actual costs incurred by Landlord for (x) extra cleaning work in the Premises required because of carelessness, indifference, misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, and (y) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse, or at times other than Landlord’s standard cleaning times. Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Premises used for preparation, serving or consumption of food or beverages or other special purposes if same require greater or more difficult cleaning work than office areas, and Tenant agrees, at Tenant’s expense, to retain Landlord’s cleaning contractor to perform such extra cleaning, provided that the charges of such cleaning contractor shall be commercially reasonable.

Landlord, its cleaning contractor and their respective employees shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required hereunder.

5.1.3                     Elevator, Lighting, Electricity. Landlord shall furnish non-exclusive passenger elevator service from the lobby to the Premises; purchase and install, as part of Operating Costs, all building standard lamps, tubes, bulbs, starters and ballasts for the Building-standard lighting fixtures in the Premises; provide lighting to public and common areas of the Property; and provide the common wiring, risers and conduits required for the utility company to furnish a supply of electrical power to the Premises to accommodate a load not exceeding the limitations contained in Section 6.2.4.

5.1.4                     Repairs. Except as otherwise expressly provided herein, Landlord shall make such repairs and replacements to the heat pumps within the Premises, to the roof, exterior walls, floor slabs and other structural components of the Building, and to the common areas and facilities of the Building (including any common plumbing, electrical and HVAC equipment, elevators and any other common equipment or systems in the Building) as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Subsection 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees).

5.2                               Interruption. Landlord shall have no responsibility or liability to Tenant for failure, interruption, inadequacy, defect or unavailability of any services, facilities, utilities, repairs or replacements or for any failure or inability to provide access or to perform any other obligation under this Lease caused by breakage, accident, fire, flood or other casualty, strikes or other labor trouble, order or regulation of or by any governmental authority, inclement weather, repairs, inability to obtain or shortages of utilities, supplies, labor or materials, war, civil commotion or other emergency, transportation difficulties or due to any act or neglect of Tenant or Tenant’s servants, agents, employees or licensees or for any other cause beyond the reasonable control of Landlord, and in no event shall Landlord be liable to Tenant for any indirect or consequential damages suffered by Tenant due to any such failure, interruption, inadequacy, defect or unavailability; and failure or omission on the part of Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease.

Landlord reserves the right to deny access to the Building and to interrupt the services of the HVAC, plumbing, electrical or other mechanical systems or facilities in the Building when necessary from time to time by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary, until such repairs, alterations, replacements or improvements shall have been completed. Landlord shall use reasonable efforts to minimize the duration of any such interruption and to give to Tenant at least three (3) days’ notice if service is to be interrupted, except in cases of emergency.

If due to Landlord’s negligence or default, (i) the Premises or any portion thereof are unusable by Tenant for a period of more than five (5) consecutive Business Days following notice from Tenant due to (I) a lack of any of water, sewer, elevator service, access or electricity or (II) the failure by Landlord to perform repairs which Landlord is obligated to perform pursuant to Section 5.1.4, and (ii) Tenant shall, concurrently with the giving of such notice, discontinue use of the Premises or the portion thereof which is unusable as a result (other than for sporadic purposes such as salvage, security or retrieval of property), then as Tenant’s sole remedy the Annual Fixed Rent and Additional Rent on account of Taxes and Operating Costs shall be equitably abated for such portion of the Premises rendered unusable for the period commencing on the expiration of such five (5) Business Day period and ending on the date that the Premises (or such portion) is rendered usable. If more than fifty percent (50%) of the Premises is rendered unusable, and if Tenant shall vacate the entire Premises, then the aforesaid abatement shall be a full abatement. Any notice from Tenant pursuant to the first sentence of this paragraph shall expressly state that the failure of Landlord to cure any claimed default timely shall give rise to Tenant’s rights of rent abatement. The provisions of this paragraph shall not apply to interruption caused by fire or other casualty (as to which Article 7 shall control).

5.3                               Outside Services. In the event Tenant wishes to obtain services or to hire vendors relating to the Premises, Tenant shall first obtain the prior approval of Landlord for the installation and/or utilization of such services or vendors, which approval shall not be unreasonably withheld, conditioned or delayed. Such services shall include, but shall not be limited to, utility providers, security services, movers and equipment installers, but this Section 5.3 shall not apply to mail or package delivery services, caterers, persons or firms servicing Tenant’s business equipment at the Premises, or to the vendors of supplies, materials or other items used by Tenant in the ordinary conduct of its business. Notwithstanding any Landlord approval of the installation and/or utilization of such services or vendors, such installation and utilization shall be at Tenant’s sole cost, risk and expense.

5.4                               Access to Building. During Normal Building Operating Hours, the Building shall, subject to the provisions of Section 5.2, be open and access to the Premises shall be freely available, subject to the Rules and Regulations. During periods other than Normal Building Operating Hours, Tenant shall have access to the Premises, but such access shall also be subject to the Rules and Regulations. As of the Date of this Lease, access to the Building outside of Normal Building Operating Hours is by means of an electronic access control system. Landlord shall provide Tenant with a reasonable number of key cards for such system. The initial key cards shall be at no charge to Tenant. Landlord may charge a reasonable fee for any new or replacement access cards requested by Tenant from time to time sufficient to reimburse Landlord for the cost of providing such additional key cards. Tenant acknowledges that Tenant is responsible for providing security to the Premises following Tenant’s entry onto the Premises for any reason and for its own personnel whenever located therein.

5.5                               Indemnification. Subject to all limitations, waivers, exclusions and conditions contained in this Lease (each of which shall control in the event of any conflict or inconsistency with this Section 5.5), Landlord shall defend and indemnify Tenant and its directors, officers, agents and employees against and from any and all claims, liabilities or penalties asserted by or on behalf of any third party on account of bodily injury or damage to the property of such third party (excluding damage to the property of any subtenant or assignee of Tenant) arising out of the negligence, breach of this Lease or other wrongful conduct of Landlord or its agents, contractors or employees during the term of this Lease. In case of any action or proceeding brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Tenant.

5.6                               Estoppel Certificate. Landlord shall, within ten (10) days following written request by Tenant, execute and deliver to Tenant a statement confirming, to the best of Landlord’s information and belief (i) the Commencement Date, (ii) whether or not this Lease is in full force and effect, (iii) the amendments to this Lease, if any, (iv) the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid, and (v) whether or not Landlord has given Tenant any notice of a default under this Lease which remains uncured.

Article 6

Tenant’s Additional Covenants

6.1                               Affirmative Covenants. Tenant shall do the following:

6.1.1                     Perform Obligations. Tenant shall perform promptly all of the obligations of Tenant set forth in this Lease; and pay when due the Annual Fixed Rent and Additional Rent and all other amounts which by the terms of this Lease are to be paid by Tenant.

6.1.2                     Use. Tenant shall, during the term of this Lease, use the Premises only for the Permitted Uses and from time to time to procure and maintain all licenses and permits necessary therefor and for any other use or activity conducted at the Premises, at Tenant’s sole expense. The Permitted Uses shall expressly exclude use for utility company offices, or employment agency or governmental or quasi-governmental offices.

6.1.3                     Repair and Maintenance. Tenant shall, during the term of this Lease, maintain the Premises in neat and clean order and condition and perform all repairs to the Premises and all fixtures, systems, and equipment therein (including Tenant’s equipment and other personal property) as are necessary to keep them in good and clean working order, appearance and condition, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excepted and shall replace any damaged or broken glass in windows and doors of the Premises (except glass in the exterior walls of the Building) with glass of the same quality as that damaged or broken.

6.1.4                     Compliance with Law. Tenant shall, during the term of this Lease, make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; keep the Premises safe and equipped with all safety appliances so required; and comply with, and perform all repairs, alterations, additions or replacements required by, the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises or other portions of the Property and arising out of any particular use or manner of use of the Premises by Tenant (i.e. other than mere occupancy for general office purposes) or arising out of any work performed by Tenant, except that Tenant may (but only so long as (i) Landlord shall not be subject to any fine or charge, (ii) neither the Property nor any portion thereof shall be subject to being condemned or vacated and (iii) neither the Property nor any portion thereof shall be subject to any lien or encumbrance) defer compliance so long as the validity of any such law, ordinance, order or regulation shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord assurance or security against any loss, cost or expense on account thereof in form and amount acceptable to Landlord. Tenant shall use of the Premises in compliance with, and Tenant shall cause its employees, contractors and invitees to observe, all laws, codes and regulations of governmental authorities applicable to the Premises and Building, including, without limitation, those prohibiting or restricting smoking.

6.1.5                     Indemnification. Tenant shall neither hold, nor attempt to hold, Landlord or its employees or Landlord’s agents or their employees liable for, and Tenant shall indemnify and hold harmless Landlord, its employees and Landlord’s agents and their employees from and against, any and all demands, claims, causes of action, fines, penalties, damage, liabilities, judgments and expenses (including, without limitation, attorneys’ fees) incurred in connection with or arising from: (i) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant; (ii) any matter occurring on the Premises during the term; (iii) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person; (iv) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees or visitors of Tenant or any such person of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; and (v) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Property under the express or implied invitation of Tenant. If any action or proceeding is brought against Landlord or its employees or Landlord’s agents or their employees by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same, at Tenant’s expense, with counsel reasonably satisfactory to Landlord. Notwithstanding the foregoing in no event shall this Section 6.1.5 require Tenant to indemnify or defend Landlord or its employees or Landlord’s agents or their employees against any loss, cost, damage, liability, claim, or expense to the extent arising out of the gross negligence or willful misconduct of Landlord or its employees or Landlord’s agents or their employees.

6.1.6                     Landlord’s Right to Enter. Tenant shall, during the term of this Lease, permit Landlord and its agents and invitees to enter into and examine the Premises at reasonable times and to show the Premises to prospective lessees, lenders, partners and purchasers and others having a bona fide interest in the Premises, and to make such repairs, alterations and improvements and to perform such testing and investigation as Landlord shall reasonably determine to make or perform, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises. Except in instances posing an imminent threat to life or property, and except for any entry pursuant to the performance of Landlord’s routine obligations under Article 5, Landlord shall give Tenant reasonable notice prior to making any entry onto the Premises, provided, however, notwithstanding Section 10.1 to the contrary, such notice may be made orally or by email.

6.1.7                     Personal Property at Tenant’s Risk. Tenant shall, during the term of this Lease keep, at the sole risk and hazard of Tenant, all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which may be on the Property.

6.1.8                     Payment of Landlord’s Cost of Enforcement. Tenant shall pay on demand Landlord’s expenses, including reasonable attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4.

6.1.9                     Yield Up. Tenant shall, at the expiration or earlier termination of the term of this Lease, surrender all keys to the Premises; remove all of its trade fixtures and personal property in the Premises; remove such installations (including wiring and cabling wherever located), alterations, signs and improvements made (or if applicable, restore any items removed) by or on behalf of Tenant as Landlord may request, wherever located; repair all damage caused by such removal; and vacate and yield up the Premises (including all installations, alterations, signs and improvements made by or on behalf of Tenant except as Landlord shall request Tenant to remove), broom clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease, damage by casualty and ordinary wear and tear excepted. If Landlord so requests by notice to Tenant not later than ninety (90) days prior to the expiration or any earlier termination of the term of this Lease, and in the absence of such notification by such date such right shall be void (time being of the essence), Tenant, at its sole cost and expense, shall properly cap or seal its wiring and cabling (wherever located) at each end, properly label such wiring and cabling for future use, and surrender such wiring and cabling in a good and safe condition on or before the earlier of (i) the expiration or earlier termination of the term of this Lease, or (ii) the date on which Tenant discontinues the use of such wiring and cabling. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration or earlier termination of the term of this Lease and prior to the performance by Tenant of its obligations under this subsection 6.1.9.

6.1.10              Rules and Regulations. Tenant shall, during the term of this Lease, observe and abide by the Rules and Regulations of the Building set forth as Exhibit B, as the same may from time to time be amended, revised or supplemented (the “Rules and Regulations”). Tenant shall further be responsible for compliance with the Rules and Regulations by the employees, servants, agents and visitors of Tenant. The failure of Landlord to enforce any of the Rules and Regulations against Tenant, or against any other tenant or occupant of the Building, shall not be deemed to be a waiver of such Rules and Regulations. Tenant shall be liable for all injuries or damages sustained by Landlord or Landlord’s agents or by other tenants, occupants or invitees of the Building arising by reason of any breach of the Rules or Regulations by Tenant or by Tenant’s agents or employees.

6.1.11              Estoppel Certificate. Tenant shall, within ten (10) days’ following written request by Landlord, execute, acknowledge and deliver to Landlord a statement in form satisfactory to Landlord in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid, and any other matter pertaining to this Lease. Any such statement delivered pursuant to this subsection 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Property, or any prospective assignee of such mortgage.

6.1.12              Landlord’s Expenses For Consents. Tenant shall reimburse Landlord, as Additional Rent, promptly on demand for all reasonable out-of-pocket, third party legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

6.2                               Negative Covenants. Tenant shall not do the following.

6.2.1                     Assignment and Subletting. Tenant shall not assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, or the Premises to be offered or advertised for assignment or subletting, except as hereinafter provided.

Notwithstanding the preceding paragraph, so long as Leap Therapeutics, Inc. is the tenant under this Lease, Tenant may allow the employees or principals of any entity owned in whole or in part by any investment fund managed by Tenant to occupy office space within the Premises and to share the use of the Premises with Tenant for the Permitted Uses without entering into a sublease, so long as such third parties utilize the same common areas within the Premises as Tenant and do not occupy more than two thirds (2/3) of the office space within the Premises in the aggregate. Provided Tenant shall have given Landlord notice of the name of any such entity whose employees or principals shall occupy space in the Premises, Landlord agrees, as an accommodation to Tenant only, to accept payments of Annual Fixed Rent and Additional Rent for Taxes and Operating Costs from such entities that are delivered to Landlord by Tenant concurrently with Tenant’s monthly payments of Annual Fixed Rent and Additional Rent in accordance with this Lease and to credit the same against the amounts thereof due from Tenant under this Lease. In addition, Landlord agrees to provide services and materials for or related to the Premises at the sole request of any such entity (Tenant hereby authorizing Landlord to provide such requested services or materials without notice to Tenant), and Tenant agrees that Tenant shall be liable for the cost of any such services or materials provided by Landlord that Landlord is not obligated by this Lease to provide on a rent inclusion basis as if the same were requested by Tenant. No use or occupancy of the Premises by any third party pursuant to this paragraph, nor the acceptance of rent from any such third party, nor Landlord’s furnishing of any services or materials at the request of any such third party shall vest in any such third party or anyone acting under such third party any rights (including, without limitation, the right to be listed on the Building directory) or interest in this Lease or the Premises.

Notwithstanding the foregoing, Tenant may, without the need for Landlord’s consent, but only upon not less than ten (10) days prior notice to Landlord, assign its interest in this Lease (a “Permitted Assignment”) to (i) any entity which shall be a successor to Tenant either by merger or consolidation (a “Merger”) or to a purchaser of all or substantially all of Tenant’s assets in either case provided the successor or purchaser shall have a tangible net worth, after giving effect to the transaction, of not less than the greater of the net worth of Tenant named in Section 1.1 as of the Date of this Lease or the net worth of Tenant named in Section 1.1 immediately prior to such Merger or sale (the “Required Net Worth”) or (ii) any entity (an “Affiliate”) which is a direct or indirect subsidiary or parent (or a direct or indirect subsidiary of a parent) of the named Tenant set forth in Section 1.1, in either case of (i) or (ii) only so long as (I) the principal purpose of such assignment is not the acquisition of Tenant’s interest in this Lease (except if such assignment is made for a valid intracorporate business purpose to an Affiliate) and is not made to circumvent the provisions of this Section 6.2.1, (II) except if pursuant to a Merger permitted by clause (i) above, Tenant shall, contemporaneously with such assignment, provide Landlord with a fully executed counterpart of any such assignment, which assignment shall comply with the provisions of this Section 6.2.1 and shall include an agreement by the assignee in form reasonably satisfactory to Landlord, to assume all of Tenant’s obligations under this Lease and be bound by all of the terms of this Lease, (III) in the case of an actual or deemed assignment pursuant to clause (i), Tenant shall provide Landlord, not less than ten (10) days in advance of any such assignment, evidence reasonably satisfactory to Landlord of the Required Net Worth of the successor or purchaser, and (IV) there shall not be a Default of Tenant at the effective date of such assignment. Tenant shall also be permitted, without the need for Landlord’s consent, but only upon not less than ten

(10) days prior notice to Landlord, to enter into any sublease (a “Permitted Sublease”) with any Affiliate provided that such sublease shall expire upon any event pursuant to which the sublessee thereunder shall cease to be an Affiliate. Any assignment to an Affiliate shall provide that it may, at Landlord’s election, be terminated and deemed void if during the term of this Lease such assignee or any successor to the interest of Tenant hereunder shall cease to be an Affiliate. If prior notice by Tenant to Landlord of any assignment is prohibited by law or contract, then Tenant shall not be required to give notice to Landlord until Tenant shall not be prohibited by law or contract from doing so, at which time Tenant shall immediately give notice thereof to Landlord and provide all information as otherwise required hereby; however no such assignment shall be binding on Landlord until it shall have had at least ten (10) days’ notice thereof.

In the event that Tenant shall intend to enter into any sublease or assignment, other than a Permitted Sublease or Permitted Assignment, then Tenant shall, not later than sixty (60) days prior to the proposed commencement of such sublease or assignment, give Landlord notice of such intent, identifying the proposed subtenant or assignee, all of the terms and conditions of the proposed sublease or assignment and such other information as the Landlord may reasonably request.

Landlord shall not unreasonably condition or withhold its consent to a proposed assignment or sublease, provided that, in addition to any other grounds for withholding of consent, Landlord may withhold its consent if in Landlord’s good faith judgment: (i) the proposed assignee or subtenant does not have the financial strength to perform its obligations under the proposed assignment or sublease; (ii) the proposed assignee or subtenant is a business competitor of Landlord or is an affiliate of a business competitor of Landlord; (iii) the identity of the proposed assignee or subtenant is, or the intended use of any part of the Premises would be, in Landlord’s determination, inconsistent with first-class office space or Landlord’s commitments to other tenants in the Building; (iv) at the time of the proposed assignment or subleasing Landlord is able to meet the space requirements of Tenant’s proposed assignee or subtenant by leasing available space in the Building to such person or entity and either (a) the proposed assignee or subtenant is a tenant or other occupant of the Building (or is an entity affiliated with any such tenant or occupant), or (b) the proposed assignee or subtenant is an entity, or is affiliated with any entity, which shall have entered into negotiation with Landlord for space in the Building within the preceding six (6) months; (vi) the use of the Premises or the Building by the proposed assignee or subtenant would increase Operating Costs, require any alterations to the Building to cause the Building to comply with applicable laws, or otherwise cause Landlord to incur any additional cost or expense or (vii) any such sublease shall result in the Premises being occupied by more than one party in addition to Tenant at any one time.

If any part of the Premises are sublet (or occupied by any party other than Tenant and its employees) after a Default of Tenant Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Annual Fixed Rent and Additional Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1, the acceptance by Landlord of such subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Lease.

Any sublease of all or any portion of the Premises shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subject or subordinate, that other than the payment of Annual Fixed Rent and Additional Rent due pursuant to Sections 4.1, 4.2.1 and 4.2.2 or any obligation relating solely to those portions of the Premises which are not part of the subleased premises, the subtenant shall comply with and be bound by all of the obligations of Tenant hereunder, that unless Landlord waives such prohibition, the subtenant may not enter into any sub-sublease, sublease assignment, license or any other agreement granting any right of occupancy of any portion of the subleased premises; and that Landlord shall be an express beneficiary of any such obligations, and that in the event of termination of this Lease or reentry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor any mortgagee of the Property, as holder of a mortgage or as Landlord under this Lease if such mortgagee succeeds to that position, shall (a) be liable for any act or omission of Tenant under such sublease, (b) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease unless consented to by Landlord and such mortgagee or by any previous prepayment of more than one (1) month’s rent, (d) be bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (e) be required to account for any security deposit of the subtenant other than any security deposit actually received by Landlord, (f) be bound by any obligation to make any payment to such subtenant or grant any credits unless specifically agreed to by Landlord and such mortgagee, (g) be responsible for any monies owing by Tenant to the credit of subtenant or (h) be required to remove any person occupying the Premises or any part thereof; and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. The provisions of this paragraph shall not be deemed a waiver of the provisions set forth in the first paragraph of this Subsection 6.2.1.

No subletting or assignment shall in any way impair the continuing primary liability of the named Tenant set forth in Section 1.1 and any immediate or remote successor in interest, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord’s written approval in the case of any other subletting or assignment. The joint and several liability of Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (a) agreement which modifies any of the rights or obligations of the parties under this Lease, (b) stipulation which extends the time within which an obligation under this Lease is to be performed, (c) waiver of the performance of an obligation required under this Lease, or (d) failure to enforce any of the obligations set forth in this Lease. No assignment, subletting or occupancy shall affect the Permitted Uses. Any subletting, assignment or other transfer of Tenant’s interest in this Lease in contravention of this Subsection 6.2.1 shall be voidable at Landlord’s option.

If the rent and other sums (including, without limitation, all monetary payments plus the reasonable value of any services performed or any other thing of value given by any assignee or subtenant in consideration of such assignment or sublease), either initially or over the term of any assignment or sublease (other than a Permitted Assignment of a Permitted Sublease), payable by such assignee or subtenant on account of an assignment or sublease of all or any portion of the Premises exceed the sum of (i) Annual Fixed Rent plus (ii) Additional Rent called for hereunder with respect to the space assigned or sublet plus (iii) the cost of any leasehold improvements to the space to be subleased and any reasonable brokerage commissions, construction costs and attorneys fees incurred by Tenant in connection with such sublease or assignment (such costs to be amortized over the term of such sublease or assignment), Tenant shall pay fifty percent (50%) of such excess to Landlord, as Additional Rent, payable monthly at the time for payment of Annual Fixed Rent. Nothing in this paragraph shall be deemed to abrogate the provisions of this Subsection 6.2.1 and Landlord’s acceptance of any sums pursuant to this paragraph shall not be deemed a granting of consent to any assignment of the Lease or sublease of all or any portion of the Premises.

6.2.2                     Nuisance. Tenant shall not injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord’s insurance or which is liable to render necessary any alteration or addition to the Building; nor conduct any auction, fire, “going out of business” or bankruptcy sales.

6.2.3                     Floor Load; Heavy Equipment. Tenant shall not place a load upon any floor of the Premises exceeding the lesser of the floor load capacity which such floor was designed to carry or which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration, noise and annoyance.

6.2.4                     Electricity. Tenant shall not connect to the electrical distribution system serving the Premises (i) a total load exceeding the lesser of the capacity of such system or the maximum load permitted from time to time under applicable governmental regulations or (ii) any apparatus or device in the Premises (1) using current in excess of 110 volts, or (2) which would cause Tenant’s electrical demand load to exceed 1.0 watts per rentable square foot for overhead lighting or 2.0 watts per rentable square foot for convenience outlets. The capacity of the electrical distribution system serving the Premises shall be the lesser of (a) the capacity of the branch of the system serving the Premises exclusively or (b) the share of the capacity of the system serving the entire Building allocated to the Premises, which shall be based on the ratio of the Premises Rentable Area to the rentable area of the Building.

6.2.5                     Installation, Alterations or Additions. Tenant shall not make any installations, alterations, additions or improvements (collectively and individually referred to in this Section 6.2.5 as “work”) in, to or on the Premises nor to permit the making of any holes in the walls or partitions (except to hang pictures, shelves, marker boards and customary office art), ceilings or floors without on each occasion obtaining the prior consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance. Landlord’s approval shall not be unreasonably withheld or delayed with respect to alterations, additions or improvements which do not affect the structural elements of the Building, equal or exceed Building standards in quality and do not affect the plumbing, heating, ventilating, air-conditioning, mechanical, electrical or life-safety systems of the Building, are not visible from outside of the Premises and shall not increase Taxes or Operating Costs nor require Landlord to perform any work to the Property; and Tenant need not obtain Landlord’s consent to change the finishes within the Premises provided Tenant shall give Landlord prior notice thereof and any such work shall be scheduled at a time reasonably acceptable to Landlord. All work to be performed to the Premises by Tenant shall (i) be performed in a good and workmanlike manner by contractors approved in advance by Landlord and in compliance with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws, (ii) be made at Tenant’s sole cost and expense and at such times and in such a manner as Landlord may from time to time designate, and (iii) be free of liens and encumbrances and become part of the Premises and the property of Landlord without being deemed additional rent for tax purposes, Landlord and Tenant agreeing that Tenant shall be treated as the owner of the work for tax purposes until the expiration or earlier termination of the term hereof, subject to Landlord’s rights pursuant to Section 6.1.9 to require Tenant to remove the same at or prior to the expiration or earlier termination of the term hereof and, to the extent Landlord shall make such election, title thereto shall remain vested in Tenant at all times. Tenant shall pay promptly when due the entire cost of any work to the Premises so that the Premises, Building and Property shall at all times be free of liens, and, at Landlord’s request, Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any such work will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics’ lien or other encumbrances that may arise out of such work. Prior to the commencement of any such work, and throughout and until completion thereof, Tenant and/or its contractors shall maintain, or cause to be maintained, such insurance as shall be reasonably required by Landlord. In addition, Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or arising out of such work. Whenever and as often as any mechanic’s or materialmen’s lien shall have been filed against the Property based upon any act of Tenant or of anyone claiming through Tenant, Tenant shall within three (3) days of notice from Landlord to Tenant take such action by bonding, deposit or payment as will remove or satisfy the lien. Tenant shall, upon request of Landlord, execute and deliver to Landlord a bill of sale covering any work Tenant shall be required to surrender hereunder.

Tenant’s contracts and purchase orders for work in the Premises shall require that each contractor comply with the provisions of this Section 6.2.5, the Rules and Regulations and all other provisions of this Lease applicable to the activities of the contractor anywhere on the Property. If Tenant or any of its contractors or subcontractors shall fail or refuse to comply with any such obligations, then upon notice to Tenant, Landlord may require Tenant to cease performance of the work immediately until Tenant makes arrangements satisfactory to Landlord to achieve compliance.

Tenant shall not, at any time, directly or indirectly, employ or permit the employment of any contractor, mechanic or laborer in the Premises, if such employment will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

6.2.6                     Intentionally Deleted.

6.2.7                     Signs. Tenant shall not paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Landlord shall install Building standard tenant identification signage on or adjacent to the entry doors to the Premises shall maintain a tenant directory in the lobby of the Building in which will be placed Tenant’s name and the location of the Premises in the Building.

6.2.8                     Oil and Hazardous Materials. Tenant shall not introduce on or transfer to the Premises or Property, any Hazardous Materials (as hereinafter defined); nor dump, flush or otherwise dispose of any Hazardous Materials into the drainage, sewage or waste disposal systems serving the Premises or Property; nor generate, store, use, release, spill or dispose of any Hazardous Materials in or on the Premises or the Property, or transfer any Hazardous Materials from the Premises to any other location; and Tenant shall not commit or suffer to be committed in or on the Premises or Property any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statutes, laws, codes, ordinances, rules or regulations, present or future, applicable to the Property or to Hazardous Materials. Notwithstanding the foregoing, Tenant shall not be prohibited from using minimal quantities of cleaning fluids, photocopy toner and other products or substances which may constitute or contain Hazardous Materials, but which are customarily present in or about premises devoted to first-class administrative office uses, provided that the transportation, use, storage and disposal thereof by Tenant is in strict compliance with all Environmental Laws and the manufacturer’s instructions and recommendations with respect thereto.

Tenant agrees that if it shall generate, store, release, spill, dispose of or transfer to the Premises or Property any Hazardous Materials, it shall forthwith remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental Laws (as hereinafter defined), regardless of when such Hazardous Materials shall be discovered. Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such Hazardous Materials and shall forthwith repair and restore any portion of the Premises or Property which it shall disturb in so removing any such Hazardous Materials to the condition which existed prior to Tenant’s disturbance thereof.

Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any Hazardous Materials affecting the Premises or Property. In addition, Tenant shall, within ten (10) days of receipt, accurately complete any questionnaires from Landlord or other informational requests relating to Tenant’s use of the Premises and, in particular, to Tenant’s use, generation, storage and/or disposal of Hazardous Materials at, to, or from the Premises.

Tenant shall indemnify, defend (by counsel satisfactory to Landlord), protect, and hold Landlord free and harmless from and against any and all claims, or threatened claims, including without limitation, claims for death of or injury to any person or damage to any property, actions, administrative proceedings, whether formal or informal, judgments, damages, punitive damages, liabilities, penalties, fines, costs, taxes, assessments, forfeitures, losses, expenses, attorneys’ fees and expenses, consultant fees, and expert fees that arise from or are caused in whole or in part, directly or indirectly, by (i) Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, or (ii) Tenant’s failure to comply with any Environmental Laws. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs (including, without limitation, capital, operating and maintenance costs) incurred in connection with any investigation or monitoring of site conditions, repair, cleanup, containment, remedial, removal or restoration work, or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. For purposes of this Section 6.2.8, any acts or omissions of Tenant, or its subtenants or assignees or its or their employees, agents, or contractors (whether or not they are negligent, intentional, willful or unlawful) shall be attributable to Tenant.

The term “Hazardous Materials” shall mean and include any oils, petroleum products, asbestos, radioactive, biological, medical or infectious wastes or materials, and any other toxic or hazardous wastes, materials and substances which are defined, determined or identified as such in any Environmental Laws, or in any judicial or administrative interpretation of Environmental Laws.

The term “Environmental Laws” shall mean any and all federal, state and municipal statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

Article 7

Casualty or Taking

7.1                               Termination. In the event that the Premises or the Property, or any material part thereof shall be destroyed or damaged by fire or casualty, shall be taken by any public authority or for any public use or shall be condemned by the action of any public authority, then the term of this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord’s entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within one hundred twenty (120) days after the date of the taking or casualty.

7.2                               Restoration. If Landlord does not elect to so terminate, this Lease shall continue in force and (so long as the damage is not caused by the negligence or other wrongful act of Tenant or its employees, agents, contractors or invitees) a just proportion of the Annual Fixed Rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises (excluding any improvements to the Premises made at Tenant’s expense), or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such destruction, taking, or condemnation and subject to zoning and building laws or ordinances then in existence. “Net proceeds of insurance recovered or damages awarded” refers to the gross amount of such insurance or damages actually made available to Landlord (and not retained by any Superior Lessor or Superior Mortgagee) less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

7.3                               Award. Irrespective of the form in which recovery may be had by law, all rights to seek reimbursement for damages or compensation arising from fire or other casualty or any taking by eminent domain or condemnation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant’s rights to such claims for damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

Article 8

Defaults

8.1                               Default of Tenant. (a) (I) If Tenant shall default in its obligations to pay the Annual Fixed Rent or Additional Rent or any other charges or amounts under this Lease when due or shall default in complying with its obligations under Sections 4.4 and 6.1.11 of this Lease and if any such default described in this subclause (I) shall continue for ten (10) days after notice from Landlord designating such default, or (II) if as promptly as possible but in any event within thirty (30) days after notice from Landlord to Tenant specifying any default or defaults other than those set forth in clause (I) Tenant has not cured the default or defaults so specified (provided that if Tenant is proceeding in good faith and with due diligence to complete the cure of any such non-monetary performance breach which is curable but cannot reasonably be cured within thirty (30) days, such thirty (30) day period shall be extended for up to an additional ninety (90) days); or (b) if any assignment shall be made by Tenant for the benefit of creditors; or (c) if Tenant’s leasehold interest shall be taken on execution; or (d) if a lien or other involuntary encumbrance shall be filed against Tenant’s leasehold interest or Tenant’s other property, including said leasehold interest, and shall not be discharged within ten (10) days thereafter; or (e) if a petition shall be filed by Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect; or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code shall be filed against Tenant and such involuntary petition shall not be dismissed within thirty (30) days thereafter; or (g) if a custodian or similar agent shall be authorized or appointed to take charge of all or substantially all of the assets of Tenant; or (h) if Tenant dissolves or shall be dissolved or shall liquidate or shall adopt any plan or commence any proceeding, the result of which is intended to include dissolution or liquidation; or (i) if any order shall be entered in any proceeding by or against Tenant decreeing or permitting the dissolution of Tenant or the winding up of its affairs; or (j) if Tenant shall fail to pay any installment of Annual Fixed Rent or Additional Rent when due, Tenant shall cure such default within the grace period provided in clause (a) (I) above (or with Landlord’s approval after the expiration of such grace period) and Tenant shall, within the next year following the date such initial defaulted payment was first due, fail more than twice to pay any installment of Annual Fixed Rent or Additional Rent when due, then, and in any of such cases indicated in clauses (a) through (j) hereof (collectively and individually, a “Default of Tenant”), Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter give notice to Tenant terminating this Lease and the term hereof, which notice shall specify the date of termination, whereupon on the date so specified, the term of this Lease and all of Tenant’s rights and privileges under this Lease shall expire and terminate but Tenant shall remain liable as hereinafter provided.

8.2                               Remedies. In the event of any termination pursuant to Section 8.1, Tenant shall pay the Annual Fixed Rent, Additional Rent and other charges payable hereunder up to the time of such termination. Thereafter, whether or not the Premises shall have been re-let, Tenant shall be liable to Landlord for, and shall pay to Landlord the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder for the remainder of the term of this Lease had such termination not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, advertising costs, administration expenses, alteration costs, the value of any tenant inducements (including but without limitation free rent, moving costs, and contributions toward leasehold improvements) and any other expenses incurred in preparation for such reletting.

Tenant shall pay such damages to Landlord monthly on the days on which the Annual Fixed Rent, Additional Rent or other charges would have been payable hereunder if the term of this Lease had not been so terminated.

At any time after such termination, in lieu of recovering damages pursuant to the provisions of the immediately preceding paragraph with respect to any period after the date of demand therefor, at Landlord’s election, Tenant shall pay to Landlord the amount, if any, by which (A) the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder from the date of such demand to the end of what would be the then unexpired term of this Lease had such termination not occurred, which amount shall be discounted to present value at a discount rate equal to the Prime Rate less one hundred (100) basis points if the Prime Rate is greater than one hundred (100) basis points, shall exceed (B) the then fair rental value of the Premises for the same period, which amount shall also be discounted as aforesaid.

Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

In case of any Default of Tenant, re-entry, expiration and repossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Following a termination of the term of this Lease due to a Default of Tenant and the surrender of the Premises to Landlord in the condition required by this Lease, Landlord shall, to the extent (if any) required by applicable law, use reasonable efforts to mitigate its damages hereunder. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises so long as Landlord shall comply with its obligations under the preceding sentence, or, in the event that the Premises are relet, for failure to collect the rent under such reletting.

To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

8.3                               Remedies Cumulative. Except as expressly provided otherwise in Section 8.2, any and all rights and remedies which Landlord may have under this Lease, and at law and equity (including without limitation actions at law for direct, indirect, special and consequential

(foreseeable and unforeseeable) damages), for Tenant’s failure to comply with its obligations under this Lease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Notwithstanding the foregoing, to the fullest extent permitted by law, Landlord hereby waives, and Tenant shall not be liable to Landlord for, any claim for special or consequential losses or damages (excluding, for purposes of clarity, damages to which Landlord is entitled under Section 8.2) arising out of any breach of this Lease by Tenant, provided that the foregoing waiver shall not apply to any damages to which Landlord may be entitled pursuant to Section 8.5 or to claims asserted by a third party for which Landlord may be liable as a result, in whole or part, of conduct constituting a breach by Tenant of any of the terms of this Lease.

8.4                               Landlord’s Right to Cure Defaults. At any time with or without notice, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Lease (irrespective of whether the same shall have ripened into a Default of Tenant), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand, as Additional Rent, all such sums including reasonable attorneys fees, together with interest thereon at a rate (the “Default Rate”) equal to the lesser of six percent (6%) over the Prime Rate or the maximum rate allowed by law. “Prime Rate” shall mean the annual floating rate of interest, determined daily and expressed as a percentage from time to time announced by Bank of America as its “prime” or “base” rate, so-called, or if at any time Bank of America ceases to announce such a rate, as announced by the largest national or state-chartered banking institution then having an office in the City of Boston and announcing such a rate. If at any time neither Bank of America nor the largest national or state-chartered banking institution having an office in the City of Boston is announcing such a floating rate, “Prime Rate” shall mean a rate of interest, determined daily, which is two hundred (200) basis points above the 14-day moving average closing trading price of 90-day U.S. Treasury Bills.

8.5                               Holding Over. Any failure by Tenant to surrender possession of the Premises as required by this Lease at the expiration or earlier termination of the term of this Lease shall constitute a holding over by Tenant and shall be treated as a daily tenancy at sufferance at a rental rate equal to one hundred fifty percent (150%) of the greater of (x) the fair market rental value for the Premises on a month-to-month basis or (y) the sum of Annual Fixed Rent plus Additional Rent on account of Operating Costs and Taxes in effect immediately prior to the expiration or earlier termination of the term (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or consequential (foreseeable and unforeseeable), sustained by reason of any such holding over if such holding over exceeds thirty (30) days. Otherwise, all of the covenants, agreements and obligations of Tenant applicable during the term of this Lease shall apply and be performed by Tenant during such period of holding over as if such period were part of the term of this Lease.

8.6                               Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission by Tenant shall not be deemed to be consent or permission by Landlord to any other similar or dissimilar act or omission and any such consent or permission in one instance shall not be deemed to be consent or permission in any other instance.

8.7                               No Waiver, etc. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.8                               No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

Article 9

Rights of Holders

9.1                               Overlease. The Property of which the Premises are a part was leased to Cambridge Multi-Cultural Arts Center, Inc. (“CMAC”), as lessee, by the County Commissioners of Middlesex County (the “Commissioners”), as lessor, pursuant to that certain Lease Agreement, dated December 31, 1980 (the (“Overlease”). The Overlease is recorded with the Middlesex South Registry of Deeds (the “Registry”) in Book 14208, Page 142. On June 10, 1981, CMAC assigned its entire interest in the Overlease to Landlord’s predecessor in interest. A copy of said assignment is recorded in the Registry in Book 14555, Page 84. Landlord’s predecessor in interest assigned its interest to Landlord pursuant to an Agreement of Assignment, Assumption of Lease, and Agreement to Reassign dated May 9, 1983 and recorded in Book 15005, Page 443. This Lease is expressly made subject to the terms of the Overlease. Tenant agrees to execute, acknowledge and deliver any instruments that CMAC, or its successors or assigns, may request in accordance with the terms of the Overlease or this Lease.

9.2                               Rights of Mortgagees or Ground Lessor. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, including, without limitation, the Overlease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages, which may now or hereafter affect the Building or the Property and/or any such lease, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and all consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called “Superior Lessor”; and any mortgage to which this Lease is subject and subordinate, is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior  Mortgagee”.

If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of Annual Fixed Rent or Additional Rent for more than one (1) month, which was not approved in writing by the Successor Landlord, (e) liable to the Tenant beyond the Successor Landlord’s interest in the Property, (f) responsible for the performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by the Tenant, or (g) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid.

Article 10

Miscellaneous Provisions

10.1                        Notices. Except as may be expressly provided herein otherwise, all notices, requests, demands, consents, approval or other communications to or upon the respective parties hereto shall be in writing, shall be delivered by hand or mailed by certified or registered mail, return receipt requested, or by a nationally recognized courier service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail and shall be addressed as follows: If intended for Landlord, to the Original Address of Landlord set forth in Section 1.1 of this Lease with a copy to Landlord’s Agent (or to such other address or addresses as may from time to time hereafter be designated by Landlord by notice to Tenant); and if intended for Tenant, addressed to Tenant at the Property (or to such other address or addresses as may from time to time hereafter be designated by Tenant by notice to Landlord). Notices shall be effective on the date delivered to (or the first date such delivery is attempted and refused by) the party to which such notice is required or permitted to be given or made under this Lease. Notices from Landlord may be given by Landlord’s Agent, if any, or Landlord’s attorney; and any bills or invoices for Annual Fixed Rent or Additional Rent may be given by mail (which need not be registered of certified) and, if so given, shall be deemed given on the third Business Day following the date of posting.

10.2                        Quiet Enjoyment; Landlord’s Right to Make Alterations, Etc. Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease; provided, however, Landlord reserves the right at any time and from time to time, without the same constituting breach of Landlord’s covenant of quiet enjoyment or an actual or constructive eviction, and without Landlord incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, improvements, repairs or replacements in or to the interior and exterior of the Building (including the Premises) and the fixtures and equipment thereof, and in or to the Property, or properties adjacent thereto, as Landlord may deem necessary or desirable, provided that Landlord uses commercially reasonable efforts to minimize, to the extent practical, any interference with the conduct of business at the Premises and that except for any alterations or improvements required by law or which are Landlord’s obligation under Article 5, Landlord shall make no alterations or improvements to the Premises which shall materially interfere with Tenant’s ability to use the Premises for the Permitted Uses or materially reduce the floor area of the Premises.

Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer Landlord reasonably believes is entitled to such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

Tenant acknowledges that CMAC has certain rights, pursuant to that certain Sublease and License Agreement between CMAC, as tenant, and Graham Gund, as landlord, including the right to utilize certain areas of the Building and the lobby area of the so-called Clerk of Courts Addition (the “Addition”) and certain land area adjacent to the Addition (but not any portion of the Premises) for the exhibition of visual arts and/or cultural exhibits. Such area may also be used by CMAC for (a) presentations of the performing arts and (b) installation and maintenance, at its expense, of a kiosk of reasonable height, width and location for display of notices and posters; provided that no exhibition or presentation shall unreasonably interfere with access to or egress from the Building or such Addition for Landlord, tenants of the Building or other buildings on the Property, their employees, customers or invitees or the general public. Tenant agrees that any uses by CMAC set forth hereinabove shall not be a breach of Landlord’s covenant of quiet enjoyment or any other covenant contained herein.

10.3                        Lease not to be Recorded; Confidentiality of Lease Terms. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either (and at the expense of the requesting party), execute and deliver a notice or short form of this Lease in such form, if any, as may be acceptable for recording with the land records of the governmental entity responsible for keeping such records for the City of Cambridge. In no event shall such document set forth the rent or other charges payable by Tenant pursuant to this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease and is not intended to vary the terms and conditions of this Lease

Tenant acknowledges that the terms under which the Landlord has leased the Premises to Tenant (including, without limitation, the rental rate(s), term and other financial and business terms), constitute confidential information of Landlord (“Confidential Information”). Tenant covenants and agrees to keep the Confidential Information confidential and not to disclose the same to third parties; provided, however, that such Confidential Information may be disclosed by Tenant to those of its officers, employees, attorneys, accountants, lenders and financial advisors (collectively, “Representatives”) who need to know such information in connection with Tenant’s use and occupancy of the Premises and for financial reporting and credit related activities. Tenant furthermore agrees to inform its Representatives of the confidential nature of such Confidential Information and to use all reasonable efforts to cause each Representative to treat such Confidential Information confidentially and in accordance with the terms of this paragraph.

10.4                        Assignment of Rents and Transfer of Title; Limitation of Landlord’s Liability. Tenant agrees that the assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, whether absolute or conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder (subject to the limitations set forth in Section 9.1) only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises.

The term “Landlord”, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of Landlord’s interest in the Property, and in the event of any transfer or transfers of such title to said property, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Property.

Notwithstanding the foregoing, in no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to Landlord or the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder. Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. The seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until such purchaser expressly assumes in writing the Landlord’s obligations hereunder.

Tenant shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord ever be personally liable for any such liability. Tenant furthermore agrees that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) of Landlord shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord.

10.5                        Landlord’s Default. Landlord shall not be deemed to be in breach of, or in default in the performance of, any of its obligations under this Lease unless it shall fail to perform such obligation(s) and such failure shall continue for a period of thirty (30) days, or such additional time as is reasonably required to correct any such breach or default, after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged default provided Landlord shall have commenced a cure within such thirty-day period after Tenant’s notice and Landlord is diligently pursuing such cure to completion. Tenant shall have no right to terminate this Lease for any breach or default by Landlord hereunder and no right, for any such breach or default, to offset or counterclaim against any rent due hereunder. In no event shall Landlord ever be liable to Tenant for any punitive damages or for any loss of business or any other indirect, special or consequential damages suffered by Tenant from whatever cause. Tenant further agrees that if Landlord shall have failed to cure any such breach or default within thirty (30) days of such notice to Landlord (or if such breach or default cannot be cured within said time, then within such additional time as may be necessary if within said thirty days Landlord has commenced and is diligently pursuing the remedies necessary to cure such breach or default), then the holder(s) of any mortgage(s) or the lessor under any ground lease entitled to notice pursuant to Section 10.6 shall have an additional thirty (30) days within which to cure such breach or default if such breach or default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days any such holder or lessor has commenced and is diligently pursuing the remedies necessary to cure such breach or default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure).

If, Tenant shall commence an action or proceeding against Landlord to enforce an obligation of Landlord under this Lease and Tenant shall obtain a final non-appealable judgment against Landlord in such proceeding after all appeals, Tenant shall be entitled to receive, in addition to any damages or other relief awarded, reasonable attorneys fees and court costs.

10.6                        Notice to Mortgagee and Ground Lessor. After receiving notice from any party that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord.

10.7                        Brokerage. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than Cushman & Wakefield, representing Tenant, and IRB Real Estate, representing Landlord (the “Brokers”). In the event of any brokerage claims or liens other than by the Brokers, against Landlord or the Property predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien. Landlord represents that it has dealt with no brokers in connection with this Lease other than the Brokers. Landlord shall pay the commission of the Brokers in connection with this Lease pursuant to a separate agreement between Landlord and Hammond Real Estate, and Landlord hereby agrees to indemnify and hold Tenant harmless against any claims by the Brokers or any other brokers arising out of prior dealings with Landlord in connection with this Lease.

10.8                        Waiver of Jury Trial. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH THIS LEASE.

10.9                        Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and which shall expressly refer to this Lease. All understandings and agreements heretofore made between the parties are merged in this Lease and any other such written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other such written agreement(s) made concurrently herewith. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and Tenant shall have no right to the Premises hereunder until the execution and delivery hereof by both Landlord and Tenant. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both an independent covenant and a condition and time is of the essence with respect to the exercise of any of Tenant’s rights, and the performance of any and all of Tenant’s obligations, under this Lease. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant. Except as otherwise set forth in this Lease, any obligations of Tenant (including, without limitation, rental and other monetary obligations, repair and maintenance obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant’s failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).

WITNESS the execution hereof under seal on the day and year first above written.

Landlord:

Bulfinch Square Limited Partnership

By: Courthouse Associates, Inc., its general partner

By:	/s/ Kenneth Krozy
Kenneth Krozy
Vice President

Tenant:

Leap Therapeutics, Inc.

/s/ Douglas E. Onsi
Name:	Douglas E. Onsi
Title:	CFO

EXHIBIT A

EXHIBIT B

RULES AND REGULATIONS

1.                                      The sidewalks, entrances, passages, corridors, vestibules, halls, elevators or stairways in or about the Building shall not be obstructed by Tenant or its employees, contractors or vendors.

2.                                      Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or fixed by Tenant on any window or part of the outside or inside of the Buildings without prior consent of Landlord.

3.                                      Tenant shall not place a load upon any floor of the Building exceeding the lesser of the floor load which such floor was designed to carry or that allowed by law.

4.                                      Tenant shall not waste electricity or water in the Building and shall cooperate fully with Landlord to assure the most effective operation of the Building HVAC system. All regulating and adjusting of HVAC equipment shall be done by the Landlord’s agents or employees.

5.                                      No additional or different locks or bolts shall be affixed on doors by Tenant. Tenant shall return all keys to Landlord upon termination of Tenant’s lease. Tenant shall not allow peddlers, solicitors or beggars in the Building and shall report such persons to the Landlord’s agent.

6.                                      Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.

7.                                      No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises without Landlord’s prior written consent. No space in the Building shall be used for manufacturing or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

8.                                      Tenant shall not engage or pay any employees of the Building without approval from the Landlord. Tenant shall not employ any persons other than the janitor or employees of Landlord for the purpose of cleaning Premises without the prior written consent of Landlord.

9.                                      All removals from the Building or the carrying in or out of the Building or the Premises of any freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the rules and regulations or provisions of Tenant’s lease.

10.                               Normal Building Operating Hours are 7:00 a.m. to 6:00 p.m. Mondays through Fridays and 8:00 a.m. to 4:00 p.m. on Saturdays excluding New Years Day, Martin Luther King’s Birthday, President’s Day, Patriot’s Day, Memorial Day, Independence Day, Labor Day,

Columbus Day, Veterans Day, Thanksgiving Day, Christmas Day (and the applicable weekday when any such day occurs on a weekend day) and all other federal, state, county or municipal holidays and all Sundays, except that Landlord reserves the option (at its sole election) to expand or alter Normal Building Operating Hours. Any day (other than a Saturday) on which Normal Building Operating Hours shall occur shall be a “Business Day”.

11.                               Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

12.                               Tenant shall, at Tenant’s expense, provide artificial light and electric current for the Landlord and/or its contractors, agents and employees during the making of repairs, alterations, additions or improvements in or to the demised premises.

13.                               The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

14.                               All refuse from the Premises shall be disposed of in accordance with the requirements established therefor by Landlord and no dumpster shall be overloaded by Tenant.

15.                               Tenant shall not make or permit to be made by its employees, agents or contractors, any noises which shall disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises.

16.                               Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional rules and regulations when in its judgment Landlord deems it necessary, desirable or proper for its best interest and for the best interest of tenants and other occupants and invitees thereof. No alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant however resulting of any rules or regulations at any time prescribed for the Building.

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